Exhibit 16.1

March 19, 2015

United States Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549-7561

Re:   Diego Pellicer Worldwide, Inc. (formerly Type 1 Media, Inc.) (Commission File Number: 333-189731)

Commissioners:

We have read Item 4.01 of Form 8-K dated March 19, 2015, of Diego Pellicer Worldwide, Inc. (formerly Type 1 Media, Inc.) and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, PC